UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 1, 2009, Corus Bankshares, Inc. (the “Company”) received a letter from Nasdaq (the “Notice”) indicating that the Company failed to comply with the continued listing requirements set forth in Marketplace Rule 4310(c)(14). The Notice arises as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, on or before March 31, 2009.

On April 7, 2009, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. As a result of the filing, the Company received a letter from Nasdaq saying that it is now in compliance with Marketplace Rule 4310(c)(14).

A copy of the press release announcing this matter and announcing that our independent registered public accounting firm’s audit report included a going concern qualification is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding Nasdaq notice and going concern qualification, dated April 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Robert J. Glickman
Robert J. Glickman
Chief Executive Officer
(Duly Authorized Officer)

Date: April 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding Nasdaq notice and going concern qualification, dated April 7, 2009